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                                                                     EXHIBIT 5.1

               Elsaesser Jarzabek Anderson Marks Elliott & McHugh

July 8, 2004


The Board of Directors
Intermountain Community Bancorp
231 N. Third Avenue
Sandpoint, ID 83864

      RE: LEGAL OPINION REGARDING VALIDITY OF SECURITIES OFFERED

Ladies and Gentlemen:

      We have acted as special Idaho counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission (the "Commission") with respect to 724,939 shares of no par value common stock (the "Shares"), of Intermountain Community Bancorp, an Idaho corporation ("Company"), authorized for issuance upon exercise of options granted under the Company's following plans: 1988 Nonqualified Stock Option Plan, as amended, Second Amended and Restated 1999 Employee Stock Option and Restricted Stock Plan, and 1999 Director Stock Option Plan (collectively, the "Plans").

      In connection with the offering of the Shares, we have examined: (i) the Plans, listed as Exhibits 99.1, 99.2 and 99.5 in the Registration Statement;
(ii) the Registration Statement, including the remainder of the exhibits; and
(iii) such other documents as we have deemed necessary to form the opinions hereinafter expressed. As to various questions of fact material to such opinions, where relevant facts were not independently established, we have relied upon statements of officers of the Company.

      Our opinion assumes that the Shares are issued in accordance with the terms of the Plans after the Registration Statement has become effective under the Act.

      Based upon and subject to the foregoing, we are of the opinion that the Shares, or any portion of the Shares, have been duly authorized and that, upon registration of the Shares, issuance by the Company of and receipt of the consideration for the Shares, consistent with the terms of the Plans, the Shares will be validly issued, fully paid, and nonassessable.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. This consent shall not be construed to cause us to be in the category of persons whose consent is required to be filed pursuant to
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                              Very truly yours,

                              Elsaesser Jarzabek Anderson Marks Elliott & McHugh

                              /s/ Ford Elsaesser
                              Ford Elsaesser